SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 18, 2003
Date of Report (Date of Earliest Event Reported)

Schering-Plough Corporation

(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-6571 (Commission File Number)	22-1918501 (IRS Employer Identification Number)

2000 Galloping Hill Road
Kenilworth, NJ 07033
(Address of principal executive offices, including Zip Code)

(908) 298-4000
(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits

(c) Exhibits. The following exhibits are filed with this 8-K:

99.1 Press release titled “Chairman/CEO Fred Hassan Outlines Actions for Building “The New Schering-Plough” at Analysts and Portfolio Managers Meeting

99.2 Presentation titled “Building the New Schering-Plough”

99.3 Fred Hassan Speech

Item 9. Regulation FD Disclosure

On November 18, 2003, Schering-Plough Chairman and CEO Fred Hassan and other members of senior management met with analysts and portfolio managers in a webcast meeting to discuss actions for building “The New Schering-Plough”. The press release, titled “Chairman/CEO Fred Hassan Outlines Actions for Building “The New Schering-Plough” at Analysts and Portfolio Managers Meeting” is attached to this 8-K as Exhibit 99.1. A copy of the related presentation for this meeting is attached to this 8-K as Exhibits 99.2, and a copy of Fred Hassan’s speech is attached to this 8-K as Exhibit 99.3.

The exhibits to this 8-K contain “forward-looking statements” relating to expectations or forecasts of future events, including statements relating to prospective products, the status of product approvals, future performance of current and anticipated products, sales efforts, the size of markets for products, expenses and our programs to reduce expenses, the outcome of contingencies such as litigation and investigations, growth strategy and financial results.

Any of our forward-looking statements here or in other publications or our remarks may turn out to be wrong. Our actual results may vary materially, and there are no guarantees about the performance of Schering-Plough stock. Schering-Plough does not assume the obligation to update any forward-looking statement.

For further details and a discussion of factors that may cause actual result to differ from forward-looking statements and other risks and uncertainties that may impact our business, see Schering-Plough's Securities and Exchange Commission (SEC) filings, including Schering-Plough's third quarter 2003 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schering-Plough Corporation

By:/s/Thomas H. Kelly
Thomas H. Kelly
Vice President and Controller

Date: November 20, 2003

Exhibit Index

The following exhibits are filed with this 8-K:

99.1 Press release titled “Chairman/CEO Fred Hassan Outlines Actions for Building “The New Schering-Plough” at Analysts and Portfolio Managers Meeting.”

99.2 Presentation titled “Building the New Schering-Plough”

99.3 Fred Hassan’s speech